Exhibit 99.1

Gregory T. Mutz

September 8, 2008

Alico, Inc.

640 South Main Street

LaBelle, Florida 33975-0338

Attn: Gordon Walker, Chairman of the Nominating Committee and John R. Alexander, Chairman of the Board

Gentlemen:

Unfortunately I will not be able to stand for re-election to the Alico Board in January, 2009. I am simply swamped with additional time requirements as a result of becoming a Director on the Board of a number of international companies and do not have the time to commit to being in this important position. I will serve out my current term and I will do whatever the Board requests to help find and recruit a replacement. I have enjoyed immensely serving on the Alico Board and believe Alico is well positioned to continue the excellent work and progress we have witnessed over the past several years. I have no disputes of any kind with either the Board or with management and will miss the opportunity to interact with such a superb group of individuals.

/s/ Gregory T. Mutz
Gregory T. Mutz

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